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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                  -------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

                               September 12, 1999
                        (Date of earliest event reported)

                            ROMPUS INTERACTIVE CORP.
             (Exact name of registrant as specified in its charter)


   FLORIDA                       000-27047                   65 075 0004
 (State of                     (Commission                (IRS Employer
incorporation)                 File Number)              Identification No.)



                          2200 Yonge Street, Suite 1220
                            Toronto, Ontario M4S 2C6
          (Address of principal executive offices, including zip code)

                                 (416) 580-4080
              (Registrant's telephone number, including area code)


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ITEM 4.           CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS.

         On September 12, 1999, Barry I. Hechtman, P.A., Certified Public Accountants ("Hechtman"), the independent certified public accountants for Rompus Interactive Corp. (the "Company") resigned. During the years ended August 31, 1998 and 1997 and for the subsequent period up to September 12, 1999, the reports by Hechtman on the financial statements of the company did not contain an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope, or accounting principles. During the Company's two most recent fiscal years and subsequent period up to September 12, 1999, there were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

         On November 1, 1999, upon receipt of approval of its Board of Directors, the Company engaged Grant Thornton LLP to serve as the Company's independent certified public accountants. During the Company's two most recent fiscal years, and during any subsequent period through November 1, 1999, the Company did not consult with Grant Thornton LLP on any accounting or auditing issues.

ITEM 7.           FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
                  EXHIBITS.

         (c)      Exhibits

                  Exhibit 1 - Letter, dated April 10, 2001 from Hechtman.


                                   SIGNATURES

                 Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated: April 10, 2001

                                ROMPUS INTERACTIVE CORP.


                                By: /s/ Philip Butterfield
                                   ---------------------------------------------
                                Name: Philip Butterfield
                                Title: President